FINAL TRANSCRIPT

WOR - Q3 2008 WORTHINGTON INDUSTRIES EARNINGS CONFERENCE CALL

Event Date/Time: Mar. 20. 2008 / 1:30 PM ET

FINAL TRANSCRIPT
Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

CORPORATE PARTICIPANTS

Allison Sanders
Worthington Industries - Director of IR

John McConnell
Worthington Industries - Chairman and CEO

John Christie
Worthington Industries - President and CFO

George Stoe
Worthington Industries - COO & EVP

CONFERENCE CALL PARTICIPANTS

Michelle Applebaum
Michelle Applebaum Research - Analyst

Michael Willemse
CIBC World Markets - Analyst

Charles Bradford
-Analyst

Mark Parr
KeyBanc Capital Markets - Analyst

Gary Lenhoff
-Analyst

Tim Hayes
Davenport & Company - Analyst

Sal Tharani
Goldman Sachs - Analyst

Bob Richard
-Analyst

PRESENTATION

Operator

Good afternoon and welcome to the Worthington Industries third quarter earnings results conference call. All participants will be able to listen only until the question-and-answer session of the call. This call is being recorded at the request of Worthington Industries. If there are any objections you may disconnect at this time. I would like to introduce your first speaker, Ms. Allison Sanders, Director of Investor Relations. Ms. Sanders, you may begin.

Allison Sanders - Worthington Industries - Director of IR

Thank you, Tori and good afternoon, everyone. Welcome to our quarterly earnings conference call. Before we begin our presentation, I want to remind everyone that certain statements made in this conference call are forward-looking statements within the meanings of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties which could cause actual results to differ from those suggested. Please refer to the press release for more detail on factors that could cause actual results to differ materially. For those who are interested in listening to this conference call again, a replay will be available on the home page of our website at www.worthingtonIndustries.com. With me in the room are John McConnell, Chairman and Chief Executive Officer; John Chritie, President and Chief Financial Officer; George Stoe, Executive Vice President and Chief Operating Officer; and, Richard Welch, Controller. John McConnell will begin. John?

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Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman and CEO

Well, thank you, Allison. Good afternoon everyone and thank you for joining us today. Our performance this quarter was solid and demonstrated strong gains on a number of fronts. Worthington cylinders and our WAVE joint venture with Armstrong World Industries, continued to produce excellent results. Dietrich Metal Framing also showed substantial improvement this quarter. Though not profitable for the quarter, you're beginning to see the impact of our efforts over the past nine months. Increased volumes, as we regain market share, coupled with increased pricing, returned metal framing to profitability in February. We clearly have much left to do to bring this segment first to a solid, sustained profitability and second to its full potential but we are just as clearly on the right path and I say this well aware of the headwinds as commercial construction retracts from current robust levels.

Steel Processing benefited this quarter from volume increases as we began to see the leading edge of contractual business for 2008 come to us from previous suppliers. We expect continued increases in volume into April. All of our businesses must execute well as base steel costs continue to escalate. We're focused on providing our customers the highest quality products and excellent service while maintaining our number one philosophical tenant of increasing shareholder value. Our efforts to reduce costs by $35 to $40 million through facility closures and SG&A reductions, continue to be on track. To date we have removed $12 million in cost. An additional $27 million has been identified and will bring the total to $39 million that will come out through fiscal 2009. I'm going to turn the call over to John Christie to walk you through our financial performance this quarter. John?

John Christie - Worthington Industries - President and CFO

Thank you, John. Good afternoon, everybody. For our third quarter of fiscal 2008, which ended February 29, 2008, we reported earnings per share of $0.23, excluding $0.02 per share in restructuring charges, most of which were non-cash, earnings per share were $0.25, compared to last year's $0.06 per share. Third quarter, which for us spans the months of December through February, is typically the weakest quarter in all three of our business segments and the joint ventures, due to holiday and weather related shutdowns. And December is usually the toughest month of the year for us. December 2007 was a difficult month especially for our metal framing segment, which only makes these quarterly results that much better. Third quarter sales of $726 million were up 7% from $677 million for the same period last year, due to stronger volumes in all three business segments. Gross profit margin rose from 8.3% to 10.4% as a result of wider spreads between raw material costs and selling prices in the Steel Processing and Metal Framing segment. SG&A expense was flat despite higher depreciation associated with our new ERP system and as a percentage of sales SG&A was 7.6% during the current quarter, compared to 8% for the year-ago quarter. Despite the ongoing impact of higher depreciation, SG&A expense is down $9 million on a year-to-date basis, as it's expected to drop further in coming quarters as we realize the benefits of cost reduction initiatives. As a result of the higher gross margin and controlled SG&A expense, quarterly operating income rose from $2 million to $21 million excluding the impact of restructuring charges.

Operating income does not include equity income of our nine unconsolidated joint ventures, the most significant of which, WAVE, had record third quarter earnings. Collectively, equity income rose 16% to $16 million, from $13 million last year. As a group, the joint ventures generated $183 million in sales during the three months corresponding with our third quarter and paid us $13 million in dividends, favorably impacting cash flow. Miscellaneous expense was in line with the year-ago period, but was less than the prior quarter. Miscellaneous expense, as you may recall, includes minority interest of our partner and our consolidated steel processing joint venture, Spartan Steel Coating. Spartan's results were weaker this quarter due to the ramifications of an unplanned outage, at Severstal, our partner and supplier to the venture. Coincidentally, the year-ago's period also reflected reduced volumes at Spartan as we were under construction to increase capacity at the facility. Interest expense declined $1 million, due to lower interest rates and slightly higher borrowings. Income tax expense rose due to both higher earnings and a mix of earnings that included more domestic and less foreign earnings, which are taxed at lower rates. Our estimated effective tax rate for the balance of fiscal 2008 is 30%, excluding audit resolutions that occur in the normal course of the events.

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Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

Now to the Balance Sheet. Net total debt was $354 million, up $55 million from the November quarter and up $28 million from the year-ago time period. At quarter end, our total debt to capitalization ratio was 32.7%. Share repurchase activity was a factor in the moderate but still higher debt level as we repurchased 2.3 million shares during the quarter. Share repurchased year-to-date totaled 6.5 million. We have authorization to repurchase nearly 9 million additional shares and will evaluate share repurchases relative to other competing uses of our cash flow on a regular basis. Inventory levels are reasonable at 65 days and range from 61 days in steel processing and pressure cylinders to 75 days in metal framing. Inventories were flat on a dollar basis and down approximately 5% on a per unit basis from last capital spending. Capital spending excluding acquisitions was $11 million compared to depreciation of $16 million. We expect that capital expenditures will total a bit less than the $60 million or so that we expect in depreciation for the year.

Now, to talk specifically about third quarter results for each of our three business segments beginning with processed steel which represents 48% of the revenues this quarter. Steel processing's quarterly sales rose 8% to $350 million, from $324 million in last year's third quarter. Volumes were up 9% in an environment where Big Three Automotive production was down 9% and in spite of the negative impact of the unplanned outage at Severstal. The volume increase was a direct result of a concerted sales effort that we began last fall to generate new business. Operating income for steel processing rose to $10 million, from $2 million last year, and the operating margin to 2.9% from 0.6%. Higher volumes and a wider spread between selling prices and material costs were the major factors in the increase.

Turning now to metal framing segment which represented 25% of revenues this quarter. Third quarter sales of $183 million were up 5% from last year's February quarter, when sales were $174 million. The sales increase was driven by a similar increase in volumes, which was accomplished even though the Metal Framing segment of the construction industry remains challenged by increased competition and reduced demand. During the quarter, average selling prices recovered to a level comparable to the year-ago period. We expect pricing to rise further as a result of price increases we've announced and are implementing to offset rising steel material costs. Stable pricing and a much more favorable inventory mix helped the spread between average selling prices and material costs, which rose significantly compared with the year-ago quarter. As a result of higher volumes and an improved spread, the operating loss narrowed to $4 million, excluding restructuring charges and a pension charge related to resolution of a legal matter. Importantly, the trend in earnings during the quarter was up significantly, reaching profitability in February, again, excluding restructuring charges and pension charge.

Finally, in our pressure cylinder segment which represented 19% of total company revenues, sales for the quarter were up 3% due to strength in foreign currencies relative to the US dollar and our European and Canadian operations. After adjusting for the currency translation impact, sales fell 2% from the record set last year. Volumes were up 15% overall, with improvement in both North America and European markets. Pricing is more challenging as the European market adjusts to additional capacity in the high pressure cylinder market segment and rising material costs pressure margins in the short term. Operating income was $14 million, or 10% of sales, down from a record $22 million last year. Some perspective is necessary when making the comparison the last year because even though results were down from that period, this year's $14 million in operating income is still 34% higher than the record set prior to last year. Pressure cylinders continues to perform at above historical levels. Our focus on cost containment initiatives, higher margin business and select geographic and capacity expansion continues to generate solid returns for us in this business segment. Now George Stoe will continue with operations. George?

George Stoe - Worthington Industries - COO & EVP

Thank you, John. Last quarter I started my comments with a recap of the things we were doing to accomplish a turnaround in our metal framing business. I'd like to update you this quarter on the progress we've made since that time. Our plans to consolidate five facilities by the end of our fiscal year are on target with the time line we originally established. We announced last quarter that we would be closing metal framing's corporate office in Pittsburgh and moving those functions here to Columbus. Those plans are under way and the move will be complete sometime near our fiscal year-end. As a result of the closure, we will be eliminating redundant corporate functions and will be significantly reducing our cost to operate the business. We told you last quarter that we thought Dietrich had seen its low point and we expected to see improvement each month of the new calendar year. In our just-completed third quarter, sales were up 5% or $8.9 million from the previous year's third quarter. Metal framing was profitable in February, excluding the impact of restructuring charges, and a pension charge related to the resolution of a legal matter. We expect to see the improvement continue throughout the fourth quarter. We are certainly encouraged by the tremendous progress John Roberts and his team have made towards returning this business to profitability in the near term. We have announced four price increases since October of 2007, and we have been successful in realizing significant portions of those increases. We have also announced several additional future price increases to stay in front of the escalating steel prices.

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Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

Now, to touch base on our other business segments. It is well-known that there are fairly strong headwinds in two of the major end markets of our steel processing segment, automotive and construction. Despite these headwinds, we are increasing our volumes and diversifying our customer base. In fact, in the third quarter of fiscal 2007, 56% of our steel processing business went into the automotive sector, while those percentages have dropped to 49% in the current quarter. Even as our overall shipments have increased. Mark Russell and his team have done a tremendous job of identifying, attracting and securing new business. Our continuing efforts at reducing costs remain robust and will help us to navigate the current market challenges. In addition, our Serviacero JV in Mexico is already providing us with positive results and the JV is just beginning operations. We have high hopes of establishing a profitable foot hold in the growing eastern European market. Our pressure cylinders business continues with impressive results. We have strong market shares in most of the cylinder markets we serve and efforts towards improving those positions are paying handsome dividends. We have secured new business with several key customers for the 16-ounce propane tanks and increased volume from one of the large retailers, based on a new an creative design that we offer. We continue to expand our reach on the industrial gas business in Europe and have recently been awarded a new contract with one of the world's largest gas producers. We also reported during the last call that we expected to start shipping our first Air Brake Tanks here in the United States. We are currently producing and shipping against our first contract here in North America while we continue our efforts towards securing more of this business with other customers. Calendar year 2007 saw another in an uninterrupted string of annual double digit growth rates for our Balloon Time cylinder product. We are also ahead of our plan for shipment of this product into Europe. And lastly, continued good news on the safety front. In calendar 2007, we saw a 16% reduction in both recordable injuries and lost time incidents which resulted in a 23% reduction in workers' comp claims.

In closing, I want to say that I'm encouraged by the focus and commitment of our employees throughout the organization. The key metrics that help us drive our business, sales, cost control, inventory control and productivity improvements, are being managed extremely well. I think we are positioned for an excellent end to our fiscal year. Turn it back to you now, John.

John McConnell - Worthington Industries - Chairman and CEO

Thank you, John and George. When we were last together, at the second quarter call, I told you that you would see a much stronger performance from us in our third and fourth quarters. I believe we delivered on the third. I reiterate that we are very well positioned to demonstrate continued sequential strengthening in our fourth quarter due to improving results in both steel and metal framing. At this point we are very happy to take your questions.

QUESTIONS AND ANSWERS

Operator

Thank you. (OPERATOR INSTRUCTIONS) Your first question is from Michelle Applebaum.

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Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

Michelle Applebaum - Michelle Applebaum Research - Analyst

Hi.

John McConnell - Worthington Industries - Chairman and CEO

Hello.

Michelle Applebaum - Michelle Applebaum Research - Analyst

I'm thrilled to see, you know, the beginnings of spring in your results this quarter and wanted to ask you some specific questions about both of the -- well, all three of the businesses, I guess. First, on the metal framing, you were profitable in February. Do you anticipate that the -- that will be continued into the May quarter?

John McConnell - Worthington Industries - Chairman and CEO

We do.

Michelle Applebaum - Michelle Applebaum Research - Analyst

Okay. And how can we look at the timing in terms of the price increases that are coming through the company in terms of metal framing and the timing of your own price increases? Do you think we've passed a corner and will continue to see profitability beyond that?

John McConnell - Worthington Industries - Chairman and CEO

Yes, I mean, we'll have to watch and see what happens in the commercial construction markets. We are, as I said, knowing that there could be some retraction, there's also retraction from a very robust level. So, we think business will remain fairly strong. Whether or not steel pricing continues to ride to a point, Michelle, that it would slow it down beyond what we think at the moment, that's a possibility we'll have to watch. But we feel good about this business. We were out with two increases well before the announced increases on the steel side came. And we've continued to keep pace with the increases that are out there and price our material to market well. So, we feel good directionally about the business. We are taking a bunch of cost out of it and improving our performance with our customers is which -- is the part that pleases me the most as it showed up in volume gains as we started to regain some share, working with people in a more open, better way.

Michelle Applebaum - Michelle Applebaum Research - Analyst

That's great. And you're not concerned about the price -- the steel price trajectory in April and May where you've got the 730 and then 800 kind of where things got accelerated then?

John McConnell - Worthington Industries - Chairman and CEO

It's certainly got our attention. That's a big move to get steel, hot roll up to $800 in May. And I, you know, for us, a concern generally has to come on the backside of this more than the front side of this. Obviously, we want to work with our customers. These are difficult environments for them. Giving them plenty of heads up, where we see the markets going. Watching our inventories is something we will double down on, though they're in very good shape at the moment. And I don't think there's anything out there that tells me pricing will cliff dive on the other side. The current economic environment I think is supportive of sustaining pretty robust prices, as the mills try to cover their increased raw material costs and other things that they're doing.

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Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

Michelle Applebaum - Michelle Applebaum Research - Analyst

Okay. And regarding the steel processing business, do you anticipate -- I mean, I recall you're on FIFO, so you would have actually some benefit in the current quarter, wouldn't you, in the next quarter? As prices go up and your inventories are older inventories?

John McConnell - Worthington Industries - Chairman and CEO

We are on FIFO in Dietrich and we're on specific IB in steel, John?

John Christie - Worthington Industries - President and CFO

We switched it, we switched the ERP, we're on FIFO.

John McConnell - Worthington Industries - Chairman and CEO

I'm sorry, as we put in the Oracle system, we switched to FIFO. So, you're correct. And obviously, there is some inventory effect as we go through these kind of steep increases, very modest this quarter. It's really just beginning. We would expect to see more of it on the Dietrich side if this continues, this path, simply because it is all spot to market business. There's no locked-up contracts on the customer side. We have, as you know, a lot of that in the steel company. So, as long as everybody sticks to agreements, we -- that side will just continue locked into the margins that it has.

John Christie - Worthington Industries - President and CFO

Michelle, John Christie. On Dietrich side, we received really nominal FIFO gain in this quarter. I think the comparison between last quarter was more an inventory mix compared to last quarter. If you recall, last quarter our secondary to prime got out of whack and we were selling mostly prime material through Bob (Mowry's) efforts in the head of purchasing, we have gotten that secondary prime mix adjusted and that really was the effect we had in Dietrich on the spread, as well as raising prices. We will pick up some FIFO, though, as this goes forward into the fourth.

Michelle Applebaum - Michelle Applebaum Research - Analyst

Okay, and then getting back to steel processing, then, you'll have -- this current quarter, you didn't have FIFO benefit with older inventories?

John Christie - Worthington Industries - President and CFO

We did have some.

John McConnell - Worthington Industries - Chairman and CEO

We did have some. But as I said, it was modest. I think particularly as you look forward. In other words, I expect it to increase.

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Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

Michelle Applebaum - Michelle Applebaum Research - Analyst

Okay. So, you expect to have further FIFO gains into the May -- it's a new concept, FIFO gains.

John McConnell - Worthington Industries - Chairman and CEO

We do and, you know, it's not something we particularly care for, honestly. It kind of masks underlying performance if it gets to be significant in any way.

Michelle Applebaum - Michelle Applebaum Research - Analyst

That's what the LIFO guys say. It's very confusing. Okay. That's great. And do you you think steel prices at $800 a ton for May are done going up on the flat roll side for -- ?

John McConnell - Worthington Industries - Chairman and CEO

I have no idea. I'm going to let the mills do what the mills do.

Michelle Applebaum - Michelle Applebaum Research - Analyst

You don't have a view?

John McConnell - Worthington Industries - Chairman and CEO

Pardon me?

Michelle Applebaum - Michelle Applebaum Research - Analyst

You don't have a view?

John McConnell - Worthington Industries - Chairman and CEO

I'm not going to speak for them and we'll see what they do when we go into the June book.

Michelle Applebaum - Michelle Applebaum Research - Analyst

Okay. And then the only other question I had was on the cylinders side. I was kind of surprised to see some margin compression there. Is that a temporary thing?

John McConnell - Worthington Industries - Chairman and CEO

It is not a temporary thing in Austria, which is where most of that compression rests. That's something that we've been watching for quite a while. We have done just an outstanding job in Austria and as often occurs, when things go extremely well it attracts more competition. So, people have been expanding their capacities for the last year. So, it was something that was anticipated. I think as we continue to develop new products, you continue to see Balloon Time continuing to expand. The air tanks just launching in North America from our success in Europe with them. There's a lot of things that we had pressing that we'll continue to see the robust kind of growth and excellent results out of cylinders.

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Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

Michelle Applebaum - Michelle Applebaum Research - Analyst

Great. Okay. Great. Thank you.

John McConnell - Worthington Industries - Chairman and CEO

You're welcome.

Operator

The next question is from Michael Willemse.

Michael Willemse - CIBC World Markets - Analyst

Thank you. Good afternoon.

John McConnell - Worthington Industries - Chairman and CEO

Hello.

Michael Willemse - CIBC World Markets - Analyst

Can you hear me?

John McConnell - Worthington Industries - Chairman and CEO

Yes, sir.

Michael Willemse - CIBC World Markets - Analyst

Okay. Thanks. First question on the automotive and the processing segment. I'm often getting questions about the pricing there. Could you give us a breakdown of how much of the pricing in that segment, especially with your automotive customers, is based on kind of back to back contract pricing, how much is based on back to back spot pricing and do you have any that you're selling at a contract price but you're buying on a spot basis?

John McConnell - Worthington Industries - Chairman and CEO

We do not have any contract business that we do not support with a contract from a supplier. That's kind of a rule of engagement around here. So, we do not have that. We have almost -- I'd say all of direct auto business is a contractual relationship of some sort. And supported on the mill side. Some of the contracts we've been successful this year and not necessarily with Automotive, though some probably in the chain (inaudible) contractual pricing to index prices. So, it will be good to watch this mechanism work. We think it's a good one that only serves to smooth out peaks and valleys in pricing over time. But all the direct automotive business is really locked down in one form or another.

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Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

Michael Willemse - CIBC World Markets - Analyst

Okay. So, most of your spot business would be on the non-automotive side?

John McConnell - Worthington Industries - Chairman and CEO

Yes.

Michael Willemse - CIBC World Markets - Analyst

Okay. And then also, just curious, you know, given the weakness in the automotive sector in general and some of the US manufacturing, are you seeing any opportunities for acquisitions or some competitors who are really struggling that might be going out of business, you know, I know it's benefited your volumes. I'm just thinking are there still some decent opportunities out there?

John McConnell - Worthington Industries - Chairman and CEO

There may be some that come along. Most of our focus as we look at anything that we want to make acquisition runs at will be down the cylinder road. And we're certainly going to be open to other opportunities and other (inaudible) some of our business segments but our eyes are fairly well focused in that arena in the cylinder company.

Michael Willemse - CIBC World Markets - Analyst

And just going back to the flat (inaudible) are you seeing any small or mid-sized competitors exiting that business yet?

John McConnell - Worthington Industries - Chairman and CEO

I have not seen anything of significance that's caught my attention.

John Christie - Worthington Industries - President and CFO

At these steel prices, there will be a significant working capital strain on small individual competitors when you get to $800 steel so we're watching that.

Michael Willemse - CIBC World Markets - Analyst

Right. Okay. Thank you very much.

Operator

The next question is from Charles Bradford.

Charles Bradford - - Analyst

Hi, good afternoon.

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Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman and CEO

Hello.

Charles Bradford - - Analyst

Hi. Question for you on Spartan. I saw some pretty nasty looking pictures of the blast furnace at I guess what used to be called Rouge and some comments that it might take two years to fix. What are you hearing and what can you do in the meantime to fill up Spartan?

John McConnell - Worthington Industries - Chairman and CEO

It's our understanding and then George will fill in most of these comments, that that particular blast furnace will stay offline. But George is probably in closest contact with our friends at Severstal.

George Stoe - Worthington Industries - COO & EVP

Probably, as you probably know, the furnace that they had, the unplanned outage in, was the smaller of the two and they had to shut down the larger furnace as a precautionary measure while they made sure that they weren't going to have a problem with the other furnace impinging on the larger. They have now brought the larger furnace back up and it is somewhere between 75 and 100% of its efficiency back in operation. I'm not sure they've made a firm determination what they're going to do with the furnace that went down but we've had a meeting with them not too long ago and I think they're working through those problems reasonably well and trying to get back on track and meet the obligations that they made to people for supply. It's obviously going to be a challenge for them because they have, at least temporarily, lost the production out of that smaller furnace.

Charles Bradford - - Analyst

Are they bringing in slabs, do you know, from elsewhere to try to make up the difference?

George Stoe - Worthington Industries - COO & EVP

There certainly has been some talk about that and I really don't want to speak for them so I really can't say.

Charles Bradford - - Analyst

Well thank you.

Operator

Your next question is from Mark Parr.

Mark Parr - KeyBanc Capital Markets - Analyst

Good afternoon.

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Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman and CEO

Hello, Mark.

Mark Parr - KeyBanc Capital Markets - Analyst

Hey, guys, can you hear me all right?

John McConnell - Worthington Industries - Chairman and CEO

Yes, sir.

Mark Parr - KeyBanc Capital Markets - Analyst

Okay. Because I'm calling from the road. I had a couple of questions. First, on the metal framing side, was any of the volume gains that you saw perhaps some front-end loading by customers in anticipation of price increases in the Spring?

John McConnell - Worthington Industries - Chairman and CEO

We really haven't seen much of that. The organization, as well as George tracks their daily shipping rates, and we haven't seen that normal pattern of build-up. Volumes right now are very good and whether some of that is being applied for future increases would be purely speculation on my part. But we've seen really just a steady growth in our volumes over the last four or five months.

George Stoe - Worthington Industries - COO & EVP

Mark, as John Christie mentioned earlier, you know, December is usually the weakest month of the year for us in all of our business segments and it was certainly that -- that was the case in the metal framing side. In both January and February, both of those months we met our shipment forecast in each of those two months, so, it wasn't like we had a small recovery in January and a larger recovery in February. We've seen constant improvement throughout in each month we met our forecast that we had.

Mark Parr - KeyBanc Capital Markets - Analyst

Okay.

George Stoe - Worthington Industries - COO & EVP

Same thing through this part of March as well.

Mark Parr - KeyBanc Capital Markets - Analyst

Okay. That's helpful. I appreciate that. I'm also just wondering about the potential for some further margin compression in the metal framing area -- or not in the metal framing, I'm sorry, in the cylinders business, because it doesn't seem as if the higher steel costs have hit that side of the business yet. What's your strategy to offset the higher raw material situation emerging there?

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Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman and CEO

We have actually probably felt some of the pain in that already, and that's largely because with certainly our larger users, we have clauses to cover material price rises. They are lagged by the effect. And all triggered and negotiated at different times. So, that was the strategy that's been in place, we've used that for quite some time and that will be what helps to accommodate rising raw material costs for them.

Mark Parr - KeyBanc Capital Markets - Analyst

Okay. All right. So, I mean, you said you started to feel some of that. I mean, would you expect that kind of lagging situation to somewhat linger over the next two quarters as prices move up aggressively?

John McConnell - Worthington Industries - Chairman and CEO

Yes.

Mark Parr - KeyBanc Capital Markets - Analyst

Second and third quarter.

John McConnell - Worthington Industries - Chairman and CEO

Yes, again, all those arrangements with different customers are differently timed. Some are once a year, some are twice a year (inaudible). So, it all depends on the contract and it will be behind for a bit.

Mark Parr - KeyBanc Capital Markets - Analyst

Okay, alright, just one last question, if I could, on the steel processing side. It looks like you've begun to -- your mix of automotive was lower but I would say probably your automotive business is amongst kind of probably your weaker end market segments right now. Is there anything you can talk to us about regarding significant in roads in the new market areas or marketing initiatives, you know, and give a little more color on where you're taking your focus in this area over the next several years?

John McConnell - Worthington Industries - Chairman and CEO

Yes. I think this will be something that George will want to speak to a little bit. But they've -- as he pointed out in his comments, while they are down and you're also right, their volumes certainly on a historic basis, are low, but we have continued to gain some tons in automotive as each year for the last several, but we have clearly continued to grow our overall volume. A lot of that's in ag related products. Grain bins have been a specific area of focus that we identified and really went out and targeted. And agricultural equipment is another area. George, I don't know or John, if you have anything to add.

George Stoe - Worthington Industries - COO & EVP

No, I think, Mark, that John's absolutely right. I think the grain bin business obviously because of the emphasis with ethanol, has been very strong for us for some time. We've made a conscious effort to go out and secure some of that business and John also mentioned the farm implement equipment we've been very active in that arena as well. We've seen strong demand from both of those areas. And we were (inaudible) another chance to remember and recognize the steel company as they were just recently selected as John Deere's supplier of the year, one of their 10 suppliers of the year, so.

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Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

Mark Parr - KeyBanc Capital Markets - Analyst

Congratulations on that. By the way, it's good to see some of your operations starting to pick up, good to see the restructuring initiatives look like they're taking hold and congratulations and I'll look for continued momentum here in the next couple quarters.

John McConnell - Worthington Industries - Chairman and CEO

Thank you very much. You'll see it and we're far from done.

Mark Parr - KeyBanc Capital Markets - Analyst

Alright. That care. Thanks.

Operator

The next question is from Gary Lenhoff.

Gary Lenhoff - - Analyst

Thank you, you've answered a couple of the questions I had. Last question would be, can you give us any thoughts or color on what you expect CapEx to be for your fiscal '09?

George Stoe - Worthington Industries - COO & EVP

CapEx for '09. Well, as John said, we are -- I think we're in an opportunity where some acquisitions can be made in 2009, but without any acquisitions, it would still probably be maintained about equal with depreciation which would still run around $60 million.

Gary Lenhoff - - Analyst

Great. Thank you.

Operator

Your next question is from Tim Hayes.

Tim Hayes - Davenport & Company - Analyst

Good afternoon.

FINAL TRANSCRIPT
Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman and CEO

Hello.

Tim Hayes - Davenport & Company - Analyst

Several questions. Starting on the steel processing side, the new business that you were able to achieve in the quarter, was that automotive mostly or are these other new markets or non-automotive markets?

John McConnell - Worthington Industries - Chairman and CEO

It was largely outside of the automotive sector, though we've certainly experienced some additional success in automotive as well.

Tim Hayes - Davenport & Company - Analyst

Okay. And do you have the tolling percentage for the quarter?

John Christie - Worthington Industries - President and CFO

49.

John McConnell - Worthington Industries - Chairman and CEO

49.

Tim Hayes - Davenport & Company - Analyst

And how does that compare to last quarter?

John McConnell - Worthington Industries - Chairman and CEO

Just about the same.

Tim Hayes - Davenport & Company - Analyst

And have you tried to gauge the financial impact of Seversal -- the outage in the quarter?

John Christie - Worthington Industries - President and CFO

We have. We are working with the business interruption insurance carrier and have forensic accountants in and so I would rather not state any specific number at this time.

FINAL TRANSCRIPT
Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

Tim Hayes - Davenport & Company - Analyst

Okay. And then any worries about the American Axle strike and if that's eventually going to work itself over to your book of business?

John McConnell - Worthington Industries - Chairman and CEO

I think, Tim, that obviously just the overall automotive bill for the year is scheduled to be down significantly from where it was last year and certainly that's a concern. If there's going to be any continuing disruptions from that. I guess at this point we haven't seen that but we've just got to keep our eye on it for the future.

Tim Hayes - Davenport & Company - Analyst

What are you expecting North American builds to be down for the year.

John McConnell - Worthington Industries - Chairman and CEO

I hear numbers all the way from 14.5 up to 15.5 and I think that depending on who you talk to, you'd get an estimate somewhere in that range from most of the people that would be willing to prognosticate.

Tim Hayes - Davenport & Company - Analyst

Right, now turning to metal framing, is Ultra Steel completely rolled out now?

John McConnell - Worthington Industries - Chairman and CEO

Yes.

Tim Hayes - Davenport & Company - Analyst

Was any of that rolled out in this quarter or had that been completed in the last quarter?

John McConnell - Worthington Industries - Chairman and CEO

It had been completed.

Tim Hayes - Davenport & Company - Analyst

Okay. And then the price increase in February, how much percentage wise did you raise prices?

John McConnell - Worthington Industries - Chairman and CEO

Ten.

FINAL TRANSCRIPT
Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

Tim Hayes - Davenport & Company - Analyst

Yes, ten.

John McConnell - Worthington Industries - Chairman and CEO

10%.

Tim Hayes - Davenport & Company - Analyst

And was there another price increase announced since February?

John McConnell - Worthington Industries - Chairman and CEO

George might want to walk through with you the increase in series and timing.

Tim Hayes - Davenport & Company - Analyst

Okay.

George Stoe - Worthington Industries - COO & EVP

Tim, back in October, before the steel started running up, we put a 10% increase back on October 15. We had another 10% in beginning of January. Another 10% at the beginning of February. And another 15% at the beginning of March. Again, trying to stay in front of after we saw the steel price increasing running up. Obviously, the way that business works, we have some job quotes where we have quoted business prior to the price going up. We have to honor some of those as we go along. So, normally we -- when we raise the price 10%, we would probably see, during a specific time frame, probably realizing about half of that. I think in this latest time frame, we've been a little more successful in that. We've probably gotten about 6% to 6.5% of those 10% price increases and so far in March, we're getting about 7% of that 15%.

Tim Hayes - Davenport & Company - Analyst

Okay. And then finally, on metal framing, do you still worry about wood substitution or I guess maybe I should rephrase. Since wood prices have been weak for so long, has all the substitution of wood that can occur, has it occurred?

John McConnell - Worthington Industries - Chairman and CEO

My answer to that would be yes. But it's still something that you want to watch all the time. In our mid-rise products, we watch concrete as well. So, all kinds of substitute materials, we keep a close eye on.

Tim Hayes - Davenport & Company - Analyst

Okay. And if I could just ask a couple more quick ones, the other income -- or operating income for the other segment of 1 point -- what was it, 7 million, what was that related to?

FINAL TRANSCRIPT
Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman and CEO

That's several things. That's our (Gersten Sloger) division that is our construction building military housing area, our multi high rise area. So, that's a combination of several -- Steelpac.

Tim Hayes - Davenport & Company - Analyst

Anything unusually high in that, that won't reoccur?

George Stoe - Worthington Industries - COO & EVP

Actually, there is a significant improvement in our WIBS business, which is our integrating Building Systems business which was a drain on us for the first nine months of the past year and we are expecting break-even from that operation for the full year. So, we've seen significant improvement in that area.

Tim Hayes - Davenport & Company - Analyst

All right. And then the remaining $8 million of charges that are coming, what's the timing on that? Is that all going to be in the fourth quarter or will that stretch out into fiscal '09?

John McConnell - Worthington Industries - Chairman and CEO

Chart? Oh. That will stretch out through '09.

Tim Hayes - Davenport & Company - Analyst

Okay. And then my final one, if I could, I noticed a fairly big increase in debt -- short-term debt. I'm assuming a little bit went for working capital needs but -

John McConnell - Worthington Industries - Chairman and CEO

That's correct.

Tim Hayes - Davenport & Company - Analyst

The debt levels seemed to go up more than what you needed from working capital in the quarter. Is that -- was that increase on anticipation of further working capital needs.

John McConnell - Worthington Industries - Chairman and CEO

We actually -- as we said, we purchased about 2.3 million shares of stock during the quarter and we also had the working capital requirement with the higher steel inventory.

Tim Hayes - Davenport & Company - Analyst

Alright, okay. Very good. Thank you for answering all my questions.

FINAL TRANSCRIPT
Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

John McConnell - Worthington Industries - Chairman and CEO

Yes, sir.

Operator

The next question is from Sal Tharani.

Sal Tharani - Goldman Sachs - Analyst

Hi, guys, how you doing?

John McConnell - Worthington Industries - Chairman and CEO

Okay.

Sal Tharani - Goldman Sachs - Analyst

Can you tell us about price increases in processed steel side. Are you able to increase the prices ahead of the mill pricing -- ahead of the prices you're to pay to the mills. I mean if mills announce May price increases are you able to tell your clients that you want to raise the prices as of now?

John McConnell - Worthington Industries - Chairman and CEO

We are always working to price to market.

Sal Tharani - Goldman Sachs - Analyst

You are raising the price for the replacement cost?

John McConnell - Worthington Industries - Chairman and CEO

Yes.

Sal Tharani - Goldman Sachs - Analyst

Okay. And the second question is on the -- in Mexico. (Inaudible) has announced a service center over there. How does this affect your business?

John McConnell - Worthington Industries - Chairman and CEO

Well, I guess we'll have to see when they're up and running how it affects our business.

FINAL TRANSCRIPT
Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

Sal Tharani - Goldman Sachs - Analyst

Is that a big enough market for another large (inaudible) service center to be operating or do you think you're going to have to fight for the market share over there?

John McConnell - Worthington Industries - Chairman and CEO

Just talking about Mexico?

Sal Tharani - Goldman Sachs - Analyst

Yes.

John McConnell - Worthington Industries - Chairman and CEO

I think in any of these environments you always have to fight to keep and gain market share and keep your customers' trust and confidence and we will always do so.

George Stoe - Worthington Industries - COO & EVP

Sal, I think also, I'd say to you that we were very careful and mindful when we went to Mexico and looked very carefully at trying to find the right partner. We think we've done a great job of that. We have a lot of confidence in our joint venture partner down there and they've in the short time we've been together, have just produced tremendous results for us, given us many opportunities and we think we're going to continue to be able to grow and expand that in the you future.

Sal Tharani - Goldman Sachs - Analyst

And lastly on the inventory benefit you got on your metal framing side in the cost side, material cost, is that going to continue in the fourth quarter?

John McConnell - Worthington Industries - Chairman and CEO

Well, in particular, I'll point out again that it was really not very significant in this quarter. And how it goes forward, we expect it to be more significant than steel and we'll have to watch how the markets developed but there where we are not matched off with contractual relationships with our customer base as we get locked up in steel, over half our business. It is likely to be, again, more significant there than in steel.

Sal Tharani - Goldman Sachs - Analyst

And then on the metal framing side where you had some benefit on the cost side, not the processed steel.

John McConnell - Worthington Industries - Chairman and CEO

And I answered on the metal framing side and maybe we got confused someplace along the road. I said it will be more significant going forward than our steel company in metal framing and that the impacts this quarter really were not significant.

FINAL TRANSCRIPT
Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

Sal Tharani - Goldman Sachs - Analyst

Great. Thank you very much.

Operator

(OPERATOR INSTRUCTIONS) Our next question is from Bob Richard.

Bob Richard - - Analyst

Good afternoon, thanks for taking our call.

John McConnell - Worthington Industries - Chairman and CEO

Yes, sir.

Bob Richard - - Analyst

Appreciate all the detail on the questions. I just have one. If you look historically over the last three or four years, there's a significant bounce in volumes in both Steel Processing and Metal Framing. How comfortable are you that -- you may have already touched on this but how comfortable are you that that will be realized here for this quarter ending in May and is there one more than the other you expect that that bounce will be realized? Thanks.

John McConnell - Worthington Industries - Chairman and CEO

You're welcome. In steel, as I said during the call briefly, (inaudible) but the price increases -- volume increases will continue from business that we won going into 2008, contractual in nature, and that will continue to increase probably into April. Most of it will be in the month of March, most likely. But we'll continue to see increased volume there. Volumes on the Metal Framing side, we certainly expect to sustain our current position. We expect to gain some more as we go forward, mainly market share related. As we continue to, again, be very responsive to our customers and gain additional share there.

Bob Richard - - Analyst

I appreciate the -

George Stoe - Worthington Industries - COO & EVP

Something I'd like to just add that this was a very conscious decision on our part back in the fall, as we saw the headwinds that were forming on the automotive sector, our steel processing business under Mark Russell's direction went out, looking for new markets, new customers, because they saw that the automotive business was going to be in for some challenges and they really have done a great job in diversifying and getting new markets for us to have additional volume in.

John McConnell - Worthington Industries - Chairman and CEO

And Bob, I apologize, I missed the seasonal part of your question so I wasn't very responsive on that. I would expect there to be less of a seasonal bounce this year than normal.

FINAL TRANSCRIPT
Mar. 20. 2008 / 1:30PM, WOR - Q3 2008 Worthington Industries Earnings Conference Call

Bob Richard - - Analyst

Okay. I a appreciate that. And it's great to see the pricing traction on the metal framing in this environment. So, it's good to see that relationship with (inaudible) maintained. So, thanks a lot and best of luck.

John McConnell - Worthington Industries - Chairman and CEO

Thank you.

Operator

At this time I'm showing no other questions.

John McConnell - Worthington Industries - Chairman and CEO

Okay. Thank you very much again for taking the time to spend with us and let us walk you through our third quarter. We will continue to do our best to answer your questions. They're always good and probing and we look forward to seeing you at the fourth quarter call. Thank you.

Operator

Thank you for participating on today's conference. You may disconnect at this time.